EXHIBIT 99.1

PRESS RELEASE 15-06

LITTLE SQUAW REPORTS SUCCESSFUL CHANDALAR, ALASKA DRILL PROGRAM

Intercepts include 5 feet @ 0.742 oz/t Au

Spokane, WA – November 20, 2006 – Little Squaw Gold Mining Company (LITS:OTC.BB) (“Little Squaw” or “the Company”) has received assays for the remaining 27 of 39 reconnaissance reverse circulation (RC) drill holes completed in September on its Chandalar, Alaska gold property (see Press Release 11-06, September 13, 2006). These results include a quartz vein intercept on the Eneveloe Prospect of 25 feet of 5.85 grams per tonne (g/t) gold (0.171 ounces per ton [oz/ton]), including 5 feet of 25.40 g/t (0.742 oz/ton) gold. Assay summaries for these holes are presented below. Results for the first 12 holes are given in Press Release 13-06, October 4, 2006.

Dick Walters, President of Little Squaw, commented: “The hit in hole 20 reaffirms our conviction that ore grade shoots occur within the extensive unexplored quartz vein systems of our claims, and it provides further evidence that we are on the right track towards defining gold resources.”

The 2006 drill campaign, totaling 7,763 feet of RC drilling, successfully achieved its main intent – to flag which of the nine drilled prospects are worthy of continued evaluation. Four prospects, Little Squaw, Summit, Eneveloe and Ratchet Ridge, deserve follow-up diamond core drilling. (Unlike RC drilling, which produces chips of rock called cuttings, diamond drilling produces a better quality sample as a cylinder of rock called core, but is also slower and more costly.)

The Chandalar property is a mining district scale property, covering 22 square miles, on which 35 gold prospects have been identified thus far. At least 26 other prospects remain to be drill tested. Road access to a number of these was recently established and drill pads were made in preparation for future drilling.

Technical Review

Eneveloe Prospect

Eneveloe is a large gold-bearing quartz vein that has been traced for several thousand feet by geological mapping. Five holes were drilled from two stations 300 feet apart.  EN 20 hit good grade mineralization that remains open to expansion at depth and to the west. Exploration to the west of EN 20 encountered mineralized quartz boulders and a sediment sample from the gully below there assayed the highest reported gold value (0.6 g/t/gold) for sediment samples from the Chandalar district. EN 21 and EN 22, drilled from the same site, intersected the vein about 50 feet to the east, showing diminished gold content. EN 26 and EN 27 were drilled 300 east of EN 20, and show geochemically anomalous gold values.

Hole #	Drill Angle (deg.)	Total Depth (feet)	Interval (feet)	Intercept ~ True Width (feet)	Au (g/t)	Au (oz/ton)	Comment
EN 20	- 45	140	60 –85 incl. 60 - 65	25 5	5.85 25.40	0.171 0.742	Main vein
EN 21	- 45	180	115 - 130 incl. 115 - 120	15 5	2.59 5.86	0.076 0.171	Main vein
EN 22	- 60	170	135 - 140	5	0.78	0.023	Main vein
EN 26	- 45	210	95 - 110	15	0.15	0.004	Small veins
EN 27	- 45	210	95 -105	10	0.08	0.002	Small veins

Jupiter Prospect

Jupiter is another large gold-bearing quartz vein close to and sub-parallel to the Eneveloe vein. It outcrops about 125 feet east of the drill site, where rock chip sampling shows it contains about 3 g/t gold. Of the three holes drilled to target the talus covered projection of the vein, only JUP 25 was successfully completed. Jupiter vein remains open to the east and west, where geological mapping indicates it extends for hundreds of feet. A trenching program to open up this structure is the next business of order here.

Hole #	Drill Angle (deg.)	Total Depth (feet)	Interval (feet)	Intercept ~ True Width (feet)	Au (g/t)	Au (oz/ton)	Comment
JUP 23 (lost)	- 50	120	40 - 50	10	—	—	No sample return
JUP 24	- 50	210	None	—	—	—	Missed vein
JUP 25	- 50	210	65 - 70	5	3.49	0.102	Main vein

Kiska Prospect

Kiska is completely covered by soil and scree. Soil samples, taken from depths of 3 to 5 feet, outline a geochemical anomaly averaging 1.03 g/t gold of at least 75 feet by more than 1,700 feet. The Company made one trench, where rock chip sample assays ranged from 1.25 g/t gold  (0.037 oz/t gold) to 422 g/t gold (12.322 oz/t gold) over scattered narrow intervals. It indicates the anomaly is caused by of a wide zone of many small irregular and intermittent quartz veins and lenses and strips of fault gouge carrying gold. Seven scout holes were drilled from 5 sites along the length of the soil geochemical anomaly, including five that ended in gold mineralization. The Company believes that the Kiska prospect deserves continued examination by an extensive trenching program.

Hole #	Drill Angle (deg.)	Total Depth (feet)	Interval (feet)	Intercept ~ True Width (feet)	Au (g/t)	Au (oz/ton)	Comment
KIS 13	- 45	320	75 - 80	5	0.24	0.007
KIS 14	- 45	215	210 -215	5	0.18	0.005	Hole ends in mineralization
KIS 15	- 45	210	190 - 200	10	0.76	0.022	Hole ends in veining
KIS 16 (lost)	- 45	140	120 -140	20	0.56	0.016	Hole ends in mineralization
KIS 17 (lost)	- 45	170	160 - 170	10	1.10	0.032	Hole ends in mineralization
KIS 18 (lost)	- 45	210	85 – 95 130 – 145 190 – 210 incl. 195 - 200	10 15 20 5	0.64 0.73 0.70 2.00	0.019 0.021 0.021 0.058	Hole ends in mineralization
KIS 19 (lost)	- 45	170	None	—	—	—	Hole missed target zone

Ratchet Ridge Prospect

Ratchet Ridge drilling showed the first occurrence of hydrothermally altered greenstone intrusive rock that has been recorded on the Chandalar property. RR 33 encountered what appears to be a geochemically gold enriched rock known as listwanite. Listwanite is named after the mafic rock in the Mother Lode gold mining districts of northern California where its silicate minerals have been replaced by carbonate minerals during gold mineralizing episodes. There, it usually occurs near very rich gold ore shoots within quartz veins where they approach mafic intrusives. Although this latest drilling encountered a number of challenges and limited gold mineralization, Ratchet Ridge remains an intriguing area deserving of additional drilling.

Hole #	Drill Angle (deg.)	Total Depth (feet)	Interval (feet)	Intercept ~ True Width (feet)	Au (g/t)	Au (oz/ton)	Comment
RR 32 (lost)	- 45	140	None	—	—	—	Abandoned prior to target depth
RR 33	- 45	160	15 – 25 80 -85 100 - 110	10 5 10	0.09 0.28 0.32	0.003 0.008 0.009	Hit old mine cavity Listwanite Listwanite
RR 34	- 45	170	None	—	—	—	Hole missed target zone

Crystal Prospect

The historic Crystal prospect produced 4 tons of 45 oz/t gold in 1910. Company geologists frequently found native gold in the old prospect workings, which are on a rugged mountainside that limits drill access. CRY 30 was an attempt to drill under the old workings. The bottom 35 feet of the hole contains distinct geochemically anomalous gold in iron stained quartz veining. Having reached the limits of the available drill tooling, the hole was stopped in very encouraging looking mineralized rock. CRY 31 was an unsuccessful attempt to penetrate a faulted segment of the vein exposed in a trench 100 feet along strike. Extending the depth of CRY 30 below the old workings will be considered at some future time.

Hole #	Drill Angle (deg.)	Total Depth (feet)	Interval (feet)	Intercept ~ True Width (feet)	Au (g/t)	Au (oz/ton)	Comment
CRY 30	- 45	210	175 - 210	35	0.20	0.006	Hole ends in mineralization
CRY 31	- 45	180	None	—	—	—	Missed vein

East Little Squaw Prospect

Five holes were drilled in search of the eastern extension of the Little Squaw vein system. The first, LS 35, was positioned to intersect the projection of the main vein about 100 feet east of, and 120 feet deeper than the hit in LS 2, which intersected 70 feet of 1.30 g/t gold (0.038 oz/t gold) including 5 feet of 10.75 g/t gold (0.314 oz/t gold).  The last 5 feet of LS 35 started into the quartz vein zone, but it did not penetrate the vein as the limits of the drill tooling had been reached. This hole should be deepened in any future drill campaign. LS 36 was drilled from the same drill pad, but at a much different azimuth to test for outlying (hanging wall) veins. None were found. The last 3 holes were drilled about 700 feet east of LS 2 along the projection of the vein system within an area covered by landslide debris. Some boulders of quartz vein containing visible gold had been found uphill, indicating gold veins may be covered by the landslide. Two of the holes were lost to difficult drilling conditions in the landslide debris, and a third was completed to depth without hitting any gold veins. It does not adequately test the prospective zone.

Uranus Prospect

The two holes drilled on the Uranus were designed to probe for downward extensions of two sub-parallel gold-bearing quartz veins exposed in old prospecting pits. The holes did not show gold values of interest and no further drilling is justified on this prospect.

About the Company: Little Squaw Gold Mining Company (OTCBB: LITS) is a 47 year-old, publicly-traded junior mining company with new management, an infusion of capital, and a new vision going forward. The Company is committed to exploring gold prospects on its wholly-owned Chandalar mining property in Alaska, and to finding additional gold properties elsewhere in the Americas. Information on the Company, its Chandalar property and the gold showings thereon is available on the Company’s website at www.littlesquawgold.com. Additional information on the Company and its plans may be found in the Company’s SEC filings, specifically its Form 10-KSB/A annual report for 2005 and its Form 10-QSB for the third quarter of 2006, both of which can also be accessed through the Company’s website.

Richard Walters, President and Susan Schenk, Manager of Investor Relations of Little Squaw Gold Mining Company, are responsible for this news release. For further information please contact Ms. Schenk at (509) 535-6156, or at ir@littlesquawgold.com.

Cautionary Note Regarding Forward-Looking Information – Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including the Company’s plans to complete its evaluation of its Chandalar, AK property and any anticipated results of its exploration drilling program thereon, and the Company’s ability to file SEC forms in a timely manner. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. The Company’s actual results, programs and financial position could differ materially from those expressed in or implied by these forward-looking statements.